                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                  SCHEDULE 14A

                               ----------------

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only
                                             (as permitted by Rule
                                             14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-12

                        MERISTAR HOTELS & RESORTS, INC.
              (Name of Registrant as Specified In Its Certificate)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of MeriStar Hotels & Resorts, Inc. (the "Company"), which will be held at the Hilton Crystal City @ National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202, on June 14, 2001, at 9:00 a.m., Eastern Time. All holders of the Company's outstanding common stock, par value $.01 per share, as of the close of business on April 26, 2001, are entitled to vote at the Annual Meeting.

  Enclosed for your information are copies of the Company's Proxy Statement and Annual Report to Stockholders. We believe that you will find these materials informative.

  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting.


                                          /s/ Paul W. Whetsell
                                          -----------------------------------
                                          Paul W. Whetsell
                                          Chief Executive Officer and
                                          Chairman of the Board

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001

                               ----------------

To the Stockholders of MERISTAR HOTELS & RESORTS, INC.:

  Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of MeriStar Hotels & Resorts, Inc. (the "Company") will be held at the Hilton Crystal City @ National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202, on June 14, 2001 at 9:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

    1. To re-elect two members of the Board of Directors to serve for three-year terms expiring on the date of the Annual Meeting in 2004 and until their successors are duly elected and qualified;

    2. To consider and vote upon ratification of the amendment of the MeriStar Hotels & Resorts, Inc. Non-employee Director's Plan (the "Directors Plan") to increase the maximum number of shares of Common Stock that may be issued under the Directors Plan from 125,000 to 500,000 shares;

    3. To consider and vote upon the amendment of the Company's Restated Certificate of Incorporation to prohibit the ownership of more than 35 percent of the Company's Common Stock (based either on voting power or total outstanding shares) by one or more persons who directly or indirectly own more than 34.9 percent of the outstanding shares of Common Stock of MeriStar Hospitality Corporation.

    4. To consider and vote upon ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

    5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on April 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly fill in, sign and return the enclosed Proxy Card. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is present, your failure to vote will have the effect of a vote against Proposal No. 3 and will have no effect on the other proposals. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against Proposal No. 3 and will have no effect on the other proposals.

                                          By Order of the Board of Directors


                                          /s/ Christopher L. Bennett
                                          ----------------------------------
                                          Christopher L. Bennett
                                          Secretary

April [ ], 2001

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                               ----------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 14, 2001

                               ----------------

                                  INTRODUCTION

  The Board of Directors (the "Board of Directors") of MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), is soliciting proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Crystal City @ National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202, on June 14, 2001 at 9:00 a.m., Eastern Time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about
May [ ], 2001.

Solicitation and Revocability of Proxies

  The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. The representation in person or by proxy of one-third of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve Proposal No. 3 (the amendment to the Company's Certificate of Incorporation). The affirmative vote of a majority of the votes cast is required for each of the other proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention or a broker non-vote will have the effect of a vote against the amendment to the Company's Restated Certificate of Incorporation and will have no effect on any of the other proposals.

Outstanding Shares and Voting Rights

  Only holders of record of Common Stock at the close of business on April 26, 2001 shall be entitled to vote at the Annual Meeting. At the close of business on April 26, 2001, the Company had [ ] shares of Common Stock outstanding. Each outstanding share of Common Stock receives one vote with respect to matters to be voted on at the Annual Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of eight directors, divided into three classes. At the Annual Meeting, two directors will be re-elected for three-year terms expiring on the date of the Annual Meeting in 2004 and until their successors have been duly elected and qualified. Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of re-election. The Board of Directors has no reason to believe that any nominee will be unable to serve if re-elected. In the event any nominee shall become unavailable to stand for re-election, the individuals named as proxies in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning such nominees is set forth below.

  The Board of Directors is divided into three classes of directors. The terms for the Directors in Class I are up for re-election this year, the terms for Directors in Class II expire in 2002 and the terms for Directors in Class III expire in 2003. All Directors are elected for three-year terms.

  The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

Directors Whose Terms Expire at the 2001 Annual Meeting

    Name, Principal
      Occupation                   Served as a
and Business Experience           Director Since                   Age                   Class
-----------------------           --------------                   ---                   -----

STEVEN D. JORNS                        1998                         52                      I

  Steven D. Jorns has been Vice Chairman of the Board of Directors since August
1998 and is up for re-election for a three-year term expiring at the Annual
Meeting in 2004. Mr. Jorns has also been Vice Chairman of the Board of Directors of MeriStar Hospitality Corporation since August 1998. Mr. Jorns was
Chief Operating Officer of the Company from August 1998 until January 1999.
From April 1996 to August 1998,
Mr. Jorns was the Chairman of the Board of Directors, Chief Executive Officer and President of American General Hospitality Corporation. Mr. Jorns was also the founder of American General Hospitality, Inc. and had served since its formation in 1981 until August 1998 as its Chairman of the Board of Directors, Chief Executive Officer and President.

DANIEL L. DOCTOROFF                    1998                         42                      I

  Daniel L. Doctoroff has been a director of the Company since August 1998 and is up for re-election for a three-year term expiring at the Annual Meeting in 2004. Mr. Doctoroff is a Managing Partner of Oak Hill Capital Management, Inc., the management company for Oak Hill Capital Partners, L.P., a private investment partnership. Mr. Doctoroff has been Managing Director of Oak Hill Partners, Inc., the investment advisor to several private investment funds, and its predecessor since August 1987; Vice President and Director of Acadia Partners MGP, Inc. since March 1992; Vice President of Keystone, Inc. since March 1992; and a Managing Partner of Insurance Partners Advisors, L.P. since February 1994. Mr. Doctoroff is also a director of MeriStar Hospitality Corporation and Williams Scotsman, Inc.

Directors Whose Terms Do Not Expire at the 2001 Annual Meeting

  The following directors' terms do not expire in 2001 and therefore are not standing for re-election at this Annual Meeting:

Name, Principal Occupation           Served as a
  and Business Experience           Director Since                 Age                 Class
--------------------------          --------------                 ---                 -----
S. KIRK KINSELL                          1998                       46                   II

  S. Kirk Kinsell has been a director of the Company since August 1998 and his current term as a Class II director expires at the Annual Meeting in 2002. Mr.
Kinsell is currently President and CEO of Micell Technologies in Raleigh, North
Carolina. Mr. Kinsell was the President and Chief Operating Officer of Apple
South, Inc. from 1997 until November 1998. Prior to joining Apple South, Mr.
Kinsell served as President of the Franchise Division of ITT Sheraton and its Four Point Hotels from 1995 to 1997. Immediately prior to joining ITT Sheraton,
Mr. Kinsell worked in various positions with Holiday Inn Worldwide, from 1988 to 1995, culminating with senior vice president in its Franchise division.

DAVID E. McCASLIN                        1998                       43                   II

  David E. McCaslin has been a director and President of the Company since
August 1998 and his current term as a Class II director expires at the Annual
Meeting in 2002. Mr. McCaslin served as Chief Operating Officer of CapStar
Hotel Company from 1994 until August 1998. Mr. McCaslin joined CapStar in 1987 as a General Manager and was named Vice President of Operations in 1988.

JAMES B. McCURRY                         1998                       52                   II

  James B. McCurry has been a director of the Company since August 1998 and his current term as a Class II director expires at the Annual Meeting in 2002. Mr.
McCurry has been Chief Executive Officer of Cerespan.com since May 2000. From
July 1997 until May 2000, Mr. McCurry was a Partner at Bain & Company, an international management consulting firm specializing in corporate strategy.
Mr. McCurry served from December 1994 through December 1996 as Chief Executive
Officer of NeoStar Retail Group, Inc. ("NeoStar"), a specialty retailer of consumer software. NeoStar filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 1996. From April 1983 to December 1994, Mr.
McCurry was the Chairman of Babbage's Inc., a consumer software retailer, which merged with Software Etc. Stores, Inc. in December of 1994 to form NeoStar.

KENT R. HANCE                            1998                       58                  III

  Kent R. Hance has been a director of the Company since August 1998 and his current term as a Class III director expires at the Annual Meeting in 2003.
Since 1994, Mr. Hance has been a law partner in the firm Hance, Scarborough &
Wright, L.L.P., in Austin, Texas, and from 1991 to 1994, he was a law partner in the firm of Hance and Gamble. From 1985 to 1987, he was a law partner with Boyd, Viegal and Hance. Mr. Hance also served as a member of the Texas Railroad
Commission from 1987 until 1991 and as its Chairman from 1989 until 1990. From
1979 to 1985, Mr. Hance served as a member of the United States Congress. In addition, Mr. Hance served as a State Senator in the State of Texas from 1975 to 1979 and was a professor of business law at Texas Tech University from 1969 to 1973.

PAUL W. WHETSELL                         1998                       50                  III

  Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998 and his current term as a Class III director expires at the Annual Meeting in 2003. Mr. Whetsell has also been Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hospitality Corporation since August 1998. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

Name, Principal Occupation           Served as a
  and Business Experience           Director Since                 Age                 Class
--------------------------          --------------                 ---                 -----

JAMES R. WORMS                           1998                       55                  III

  James R. Worms has been a director of the Company since August 1998 and his current term as a Class III director expires at the Annual Meeting in 2003. Mr. Worms has served since August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank, and President of William E. Simon & Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities since March 1987 by Salomon Brothers Inc, an international investment banking firm, culminating with Managing Director. Mr. Worms is also a director of MeriStar Hospitality Corporation.

                                 PROPOSAL NO. 2
                            MERISTAR DIRECTORS PLAN
                      INCREASE IN AVAILABLE STOCK OPTIONS

  By resolution adopted on April 24, 2001, the Board of Directors approved and declared advisable the amendment of the Company's Non-employee Directors Plan (the "Directors Plan") to increase the maximum number of shares of Common Stock that may be issued under the Directors Plan from 125,000 to 500,000 shares.

  If the Stockholders approve the proposed amendment, the Directors Plan will be amended and restated as proposed by the Board of Directors.

Reasons For and Effect of the Proposed Amendment

  The Board of Directors believes that the Company's Directors' Plan is critical in order to attract experienced and knowledgeable persons to serve as outside directors to the Company. There are no remaining awards available to be issued under the Directors Plan. Pursuant to the terms of the Directors Plan, the number of options that the Company was initially allowed to issue is no more than 125,000 shares of Common Stock.

  There are currently six members of the Board of Directors who are not officers or employees of the Company or its subsidiaries (each an "Independent Director"). Pursuant to the existing Directors Plan, each Independent Director receives 7,500 options upon being elected as a director and 5,000 options at each annual meeting of stockholders. In order to have shares of Common Stock available to grant to Independent Directors pursuant to the Directors Plan, the Board of Directors has determined that it is in the best interests of the Company to increase the maximum number of shares of Common Stock that may be issued under the Directors Plan from 125,000 to 500,000 shares.

Share Authorization

  A maximum of 500,000 shares of Common Stock may be issued under the Directors Plan. The share limitation and terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Eligibility

  The Directors Plan provides for awards to be granted to each Independent Director.

Independent Director Compensation

  Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

Options

  Pursuant to the Directors Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director will be granted an option to purchase 5,000 shares of Common Stock on the first business day following the Company's annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options which have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company. The closing price of the Common Stock on the record
date was $ [   ] per share.

Company Common Stock in Lieu of Fees

  Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in stock will be paid at the same time as fees paid in cash.

Amendment and Termination

  The Directors Plan provides that the Board of Directors may amend or terminate the Directors Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors Plan or
(ii) stockholder approval would be required for compliance with stock exchange rules. No options may be granted under the Directors Plan after December 31, 2008.

Certain Federal Income Tax Consequences

  Generally, an eligible director does not recognize any taxable income, and the Company is not entitled to a deduction upon the grant of an option. Upon the exercise of an option, the eligible director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any. The director will then take a basis in such shares equal to their fair market value at the time of option exercise, and any gain or loss subsequently recognized upon a sale or exchange of such shares will be treated as capital gain or loss to such director. Special rules may apply as a result of Section 16 of the Securities Exchange Act of 1934, as amended. The Company is generally entitled to a deduction equal to the compensation taxable to the eligible director as ordinary income. Eligible directors may be subject to backup withholding requirements for federal income tax. Options are generally non-transferable. However, the Directors Plan authorizes the granting of options that are transferable to Permitted Family Members.

  The transfer of an option to a Permitted Family Member will have no immediate tax consequences to the Company, the director or the Permitted Family Member. Upon the subsequent exercise of the transferred option by the Permitted Family Member, the director will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the Permitted Family Member may subsequently sell such shares will be treated as capital gain or loss to the Permitted Family Member, long-term or short-term depending on the length of time the shares have been held by the Permitted Family Member.

Required Vote

  The approval of the amendment to the Directors Plan to increase the maximum number of shares of Common Stock that may be issued under the Directors Plan from 125,000 to 500,000 shares of Common Stock requires an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE AMENDMENT TO THE DIRECTORS PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE DIRECTORS PLAN FROM 125,000 TO 500,000 SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3
          AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY

  By resolution adopted on April 24, 2001, the Board of Directors approved and declared advisable amendments to the Company's Restated Certificate of Incorporation that would prohibit the ownership of more than 35 percent of the Company's stock, based either on voting power or total outstanding shares, by one or more persons who directly or indirectly own more than 34.9 percent of the outstanding shares of stock of MeriStar Hospitality Corporation (the "REIT"). A copy of the proposed amendment is attached as Annex 1 to this Proxy Statement.

  If the Stockholders approve the proposed amendment, the Company's Restated Certificate of Incorporation will be amended as described in the preceding paragraph upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

Reasons For and Effect of the Proposed Amendment

  The REIT files federal income tax returns as a real estate investment trust. A real estate investment trust generally is not subject to corporate income taxation provided that it distributes its taxable income to its stockholders. To maintain qualification as a real estate investment trust for federal income tax purposes, at least 75 percent of the REIT's gross income for each taxable year normally must be derived from investments relating to real property, including rents from real property and certain other items. Several conditions must be satisfied in order for rents received by the REIT and its subsidiary entities to qualify as rents from real property, one of which usually requires that the rents not be received from a tenant in which the REIT, or an owner of 10 percent or more of the REIT's shares, directly or indirectly owns an interest of 10 percent or more. However, pursuant to federal tax legislation that went into effect beginning January 1, 2001, the REIT now is permitted to lease its hotel properties to taxable subsidiaries of the REIT if certain statutory requirements are met. Rents received by the REIT under these leases qualify as rents from real property if the hotel properties are managed on behalf of the taxable subsidiaries by persons who meet specified Internal Revenue Code requirements, including a requirement that the manager qualifies as an "independent contractor" as defined in the relevant provisions of the Internal Revenue Code. To qualify as an independent contractor, the manager cannot own more than 35 percent of the shares of the REIT and not more than 35 percent of the total combined voting power of the shares of stock of the manager (or 35 percent of the total shares of all classes of stock of the manager) can be owned, directly or indirectly, by one or more persons who own 35 percent or more of the shares of the REIT.

  The hotel leases between the REIT, as lessor, and subsidiary entities of the Company, as lessee, were assigned to taxable subsidiaries of the REIT effective as of January 1, 2001 and the REIT's taxable subsidiaries entered into management agreements with subsidiary entities of the Company as of that date. In order for the rents received by the REIT from its taxable subsidiaries to qualify as rents from real property for purposes of the gross income test described above, however, the Company must qualify as an independent contractor during the period that the Company and its subsidiary entities manage the hotel properties of the REIT and its subsidiary entities.

  The proposed amendment to the Company's Restated Certificate of Incorporation are intended to assist the Company in satisfying the share ownership restrictions imposed by the Internal Revenue Code in order that the management of the REIT's hotels by the Company and its subsidiary entities will not cause the REIT to lose its status as a real estate investment trust.

Required Vote

  The approval of the amendment to the Company's Restated Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares of Common Stock.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                    THE COMMITTEES OF THE BOARD OF DIRECTORS

  Between January 1, 2000 and December 31, 2000 the full Board of Directors met 8 times. Each director attended all meetings of the Board of Directors held while he was a director except for Mr. Worms who attended 7 meetings, Mr. Kinsell who attended 5 meetings and Mr. Doctoroff who attended 4 meetings.

Board of Directors Committees

  The Board of Directors of the Company has three committees: an Audit Committee, a Compensation Committee, and an Investment Committee.

  The Audit Committee consists of three Independent Directors. The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met 3 times in 2000. The current members of the Audit Committee are Messrs. McCurry, Kinsell and Worms.

  The Compensation Committee consists of two Independent Directors. The Compensation Committee is responsible for the determination of compensation of the Company's executive officers and the administration of the Company's employee incentive plans. The Compensation Committee met 2 times in 2000. The current members of the Compensation Committee are Messrs. McCurry and Hance.

  The Investment Committee of the Company consists of the Chairman of the Board and three other directors of the Company. The Company's Investment Committee is responsible for the review and approval of investments proposed by the Company. The Investment Committee met 2 times in 2000. The current members of the Investment Committee are Messrs. Whetsell, Jorns, Doctoroff and Worms.

  The entire Board of Directors of the Company acts as the nominating committee for directors of the Company and considers nominations by stockholders for directors. The Board of Directors would be pleased to receive suggestions from stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be mailed to the Secretary of the Company between 60 and 90 days before the Annual Meeting of Stockholders in 2001.

Compensation of Directors

  Independent Directors of the Company are compensated pursuant to the Company's Directors Plan, which is described under Proposal 2 of this Proxy.

                             THE EXECUTIVE OFFICERS

  The names of the executive officers of the Company as of the date of this Proxy Statement other than Messrs. Whetsell and McCaslin, who are also members of the Board of Directors, their positions and offices, business experience, terms of office and ages are as follows:

Names,
Positions And
Offices, And
Business          Served as an
Experience       Officer Since  Age
-------------    -------------- ---
JOHN EMERY            2000       37

  John Emery has served as Chief Investment Officer of the Company since April
2000. Mr. Emery has been Chief Operating Officer of MeriStar Hospitality
Corporation since April 2000 and was elected to MeriStar Hospitality's board of directors on May 9, 2000. From August 1998 to April 2000, Mr. Emery was Chief
Financial Officer and Secretary of MeriStar Hospitality Corporation. From June
1997 to August 1998, Mr. Emery served as Chief Financial Officer and Secretary of CapStar Hotel Company. From March 1996 to June 1997, Mr. Emery served as
Treasurer of CapStar. From September 1995 to March 1996, Mr. Emery served as
Director of Finance of CapStar. Prior to that, from January 1987 to September
1995, Mr. Emery worked for Deloitte & Touche LLP in various capacities, culminating with Senior Manager for the hotel and real estate industries.

JAMES A. CALDER       1998       38

  James A. Calder has served as Chief Financial Officer of the Company since August 1998. From September 1997 until August 1998, Mr. Calder served as Senior Vice President of Finance of CapStar Hotel Company. From May 1995 to September 1997, Mr. Calder served as Senior Vice President and Corporate Controller of ICF Kaiser International, Inc. Prior to that, from July 1984 to May 1995, he worked for Deloitte & Touche LLP in various capacities, culminating with Audit Senior Manager for the real estate industry. He is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid by the Company during 2000 with respect to the Chief Executive Officer and its other most highly compensated executive officers (the "Named Executive Officers").

                                                             Long-Term Compensation
                                                             -------------------------------------
                                   Annual Compensation
                              ------------------------------ Restricted              Securities
   Name And Principal                           Other Annual    Stock                Underlying       All Other
        Position         Year  Salary   Bonus   Compensation   Awards                  Options       Compensation
   ------------------    ---- -------- -------- ------------ -----------             -------------   ------------
Paul W. Whetsell........ 2000 $190,000      --      23,044            --                        --         --
 Chief Executive         1999  190,000 $163,500        --             --                    125,000        --
 Officer and Chairman    1998   82,480   63,540      2,312            --                        --         --
 of the Board
David E. McCaslin....... 2000  300,000  140,740      5,513            --                        --     212,100
 President               1999  300,000  219,000      2,813            -- (/1/)(/2/)         100,000    287,850
                         1998  127,313  100,200        --             --                     87,500        --
James A. Calder......... 2000  200,000   87,300   1,676.48            --                        --     106,050
 Chief Financial         1999  200,000  128,000        --             -- (/1/)(/2/)          75,000    143,925
 Officer                 1998   83,333   57,000        --             --                     47,500        --
John Emery.............. 2000   15,289   29,700        --             --                        --         --
 Chief Investment        1999      --       --         --             --                        --         --
 Officer                 1998      --       --         --             --                        --         --

--------
(1) On February 4, 1999, the Compensation Committee approved the grant by MeriStar Hospitality Corporation to (i) Mr. McCaslin of options to purchase 150,000 shares of MeriStar Hospitality Corporation at $19.19 per share, which vest over three years, and 15,000 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan
   and (ii) Mr. Calder of options to purchase 75,000 shares of MeriStar Hospitality Corporation at $19.19 per share, which vest over three years, and 7,500 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan.
(2) In December 1999, the Compensation Committee approved the grant by
    MeriStar Hospitality Corporation of MeriStar Hospitality Corporation common stock and other equity compensation to Messrs. McCaslin and Calder (the "Restricted Equity Award"). The Restricted Equity Award is satisfied by issuing a combination of MeriStar Hospitality Corporation common stock, which is subject to a three-year vesting period beginning March 31, 2000 (the "Restricted Stock"), and a new class of partnership units in the subsidiary operating partnership of MeriStar Hospitality Corporation, which is subject to the satisfaction of certain performance criteria ("POPs"). The stock portion of the Restricted Equity Award is valued based on the closing price per share of the common stock on the date of grant. Pursuant to the Restricted Equity Award, Mr. McCaslin received options to purchase 50,000 shares of MeriStar Hospitality Corporation at $14.88 per share and 125,000 shares of common stock and other equity compensation granted as follows (i) 62,500 shares of Restricted Stock on March 31, 2000, and (ii) 62,500 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Calder received options to purchase 25,000 shares of MeriStar Hospitality Corporation at $14.88 per share and 62,500 shares of common stock and other equity compensation granted as follows (i) 31,250 shares of Restricted Stock on March 31, 2000, and (ii) 31,250 POPs on
    March 29, 2000.

Stock Option Grants

  Messrs. Whetsell, Emery, McCaslin and Calder were not granted options in fiscal year 2000.

                              COMPENSATION PLANS

THE EMPLOYEE INCENTIVE PLAN

  The purpose of the MeriStar Hotels & Resorts, Inc. Incentive Plan (the "Incentive Plan") is to (i) attract and retain employees and other service providers with ability and initiative, (ii) provide incentives to those deemed important to the success of the Company and related entities, and (iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

Administration

  The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

Eligibility

  Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company's performance, excluding an employee who is a member of the Board of Directors, is eligible to participate in the Incentive Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock awards, incentive awards, or performance shares to Participants.

Options

  Options granted under the Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with a cash equivalent, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the share's fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan will be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the share's fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

  ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

  Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant's rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 50,000 shares of Common Stock and no more than 30% of the shares available under the Incentive Plan may be issued in the form of Stock Awards.

Incentive Awards

  Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

  The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

Transferability

  Awards granted under the Incentive Plan are generally nontransferable. The Compensation Committee may, however, grant awards other than ISOs, which are transferable to Permitted Family Members.

Share Authorization

  In no event may the total number of shares of Common Stock covered by outstanding ISOs granted under the Incentive Plan, plus the number of shares of Common Stock issued pursuant to the exercise of ISOs, whenever granted under the Incentive Plan, exceed fifteen (15%) percent of the number of shares of Common Stock. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of April [ ], 2001, the closing price of a share of Common Stock on
the New York Stock Exchange was $[      ].

Termination and Amendment

  No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan more than ten years after the earlier of the date that the Incentive Plan is adopted by the Board of Directors or the date that it is approved by the Company's stockholders. The Board of Directors may amend or terminate the Incentive Plan at any time, but, except as set forth in the immediately preceding paragraph, an amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

THE DIRECTORS INCENTIVE PLAN

  See Proposal No. 2 for a description of the MeriStar Hotels & Resorts, Inc. Non-employee Directors Incentive Plan.

STOCK PURCHASE PLAN

  Each employee of the Company customarily employed at least 20 hours or more per week by the Company or an affiliate (as defined in the Company's stock purchase plan (the "Stock Purchase Plan")), other than an employee who owns beneficially 5% or more of the outstanding Common Stock, is eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, participating employees may elect to authorize the Company to withhold a minimum of $200 per quarter and a maximum of 8% or $25,000 (whichever is less) of the participating employee's base pay, which amounts will be used to purchase Common Stock from the Company on a monthly basis. The purchase price of Common Stock will equal a designated percentage from 85% to 100% of the closing sales price for Common Stock as reported on the Composite Transactions Tape of the NYSE (except as described below) on the first trading day of the month or on the last trading day of the month, whichever is less. The designated percentage will be established annually by the Compensation Committee which is responsible for the administration of the Stock Purchase Plan.

  Common Stock purchased under the Stock Purchase Plan is held in custodial accounts until sold or distributed at the participant's request. The custodian may charge a fee for the execution of any such sale or for the delivery of share certificates. The participant may not elect to purchase stock under the Stock Purchase Plan for three months after a withdrawal or sale of Common Stock under the Stock Purchase Plan. Shares purchased under the Stock Purchase Plan may not be sold for six months after their purchase. Any cash dividends paid on Common Stock held in a participant's account will be reinvested in additional Common Stock (at 100% of fair market value). Non-cash distributions on Common Stock held in a participant's account will be distributed to the participant.

  The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares may be from authorized and unissued shares, treasury shares or a combination thereof. The Stock Purchase Plan will remain in effect until terminated by the Board, or until all shares authorized for issuance thereunder have been issued. The Stock Purchase Plan may be amended from time to time by the Board. No amendment will increase the aggregate number of shares of Common Stock that may be issued and sold under the Stock Purchase Plan (except for authorizations pursuant to the anti-dilution provisions of the Stock Purchase Plan) without further approval by the Company's shareholders.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Paul W. Whetsell and John Emery, dated as of April 1, 2000, and David E. McCaslin and James A. Calder dated as of August 3,1998. With respect to Messrs. Whetsell and Emery, the agreement is for an initial term of three and one-half years in the case of Mr. Whetsell, and three years in the case of Mr. Emery, with the agreements automatically renewing on a year-to-year basis thereafter unless terminated in accordance with their terms. The other employment agreements are for an initial term of three years, with automatic renewals on a year-to-year basis thereafter, unless terminated in accordance with their respective terms. Certain material terms of these agreements are as follows:

Base Salary

  Mr. Whetsell receives a base salary of $190,000 per year (Mr. Whetsell will receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation). Mr. Emery receives a base salary of $120,000 per year (Mr. Emery will receive a base salary of $230,000 per year as an employee of MeriStar Hospitality Corporation), Mr. McCaslin receives a base salary of $300,000 per year and Mr. Calder receives a base salary of $200,000 per year.

Annual Incentive Bonus

  Each executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

                                                                          Maximum
                                                        Threshold          Bonus
                                                         Target   Target  Amount
                                                        --------- ------  -------
Paul W. Whetsell.......................................     25%   125.0%   150.0%
John Emery.............................................     25%   112.5%   137.5%
David E. McCaslin......................................     25%   100.0%   125.0%
James A. Calder........................................     25%    85.0%   100.0%

  The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

Long-Term Incentives

  Each executive is eligible to participate in the Incentive Plan. Awards are made in the discretion of the Compensation Committee.

Certain Severance Benefits

  If, at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Emery, McCaslin, or Calder is terminated, he shall be entitled to receive the benefits described below.

Termination by the Company Without Cause or by the Executive with Good
Reason. In the case of Messrs. Whetsell and Emery, if the executive is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump sum payment equal to the product of (x) the sum of (A) his total then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of (A) two and one-half (2 1/2) in the case of Mr. Whetsell, and two (2) in the case of Mr. Emery, and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreements, without further extension, and the denominator of which is 365. In addition, all of the executive's options and restricted stock will immediately vest and become exercisable for a period of one year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two and one-half years in the case of Mr. Whetsell, or two years in the case of Mr. Emery, or the remaining term of the employment agreement, without further extension.

  Messrs. McCaslin and Calder will receive (i) a lump sum payment equal to one times their then annual base salary, (ii) the amount of their bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and restricted stock awards and (iv) the continuance of certain benefits under their employment agreements, but only until the earlier of (x) one year from the end of the term of their respective employment agreements or
(y) the date on which the executive obtains health insurance coverage from a subsequent employer.

  Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the executive's base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive's stock options and restricted stock will vest immediately and become exercisable for one year thereafter, and shares of restricted stock previously granted shall become free from all contractual restrictions.

  Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, the executive will receive any accrued and unpaid base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire ninety (90) days after the termination date.

  Termination Following a Change in Control. If Messrs. Whetsell or Emery is terminated without cause or voluntarily terminates with "good reason" within 24 months following a "Change in Control," the executive will receive the following benefits: (i) a lump sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of
(A) in the case of Mr. Whetsell, three and one-half (3 1/2) and in the case of Mr. Emery, three (3), and (B) a fraction the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365; (ii) all unvested stock options held by the executive will immediately vest and be exercisable for the period of one (1) year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. In the case of Messrs. McCaslin and Calder, they would each be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except their lump sum payment will only be two (2) times the sum of their then annual base salary plus bonus and the total payments would be limited to the amount which is deductible under section 280G of the Internal Revenue Code; but only if, by reason of such limitation, the net after tax benefit of the executive shall exceed the net after tax benefit if such limitation were not made.

  Change in Control Payments. In the case of Messrs. Whetsell or Emery, in the event that any accelerated vesting of the executive's rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to the executive in the amount of such excise tax (the "Excise Tax Payment") and shall also make a cash payment to the executive in an amount equal to the total of federal, state and local income and excise taxes for which the executive may be liable on account of such Excise Tax Payment.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and, aligning the interest of executives with the long-term interests of the Company's stockholders.

  In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus under the employment agreements and long-term compensation. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

Base Salary

  In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

Incentive Bonus

  Pursuant to employment agreements, certain employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. Each of the executive officers received bonuses for fiscal 2000 in accordance with the terms of his employment agreement. Full bonus payouts will be made only if the Company's performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock

  The Compensation Committee has approved of the grant by the REIT of REIT common shares and partnership units in the REIT's subsidiary operating partnership ("POPs") to officers and other key employees of the Company. In 1999, the Committee retained the services of an independent outside compensation consulting firm to conduct an executive compensation study to determine the competitiveness of its officer's total compensation package. As part of the study, the Committee approved of the grant by the REIT of restricted stock and POPs which were granted in March 2000 (see the Executive Compensation table and, in particular, Note 2 to the table). The POPs granted vest over three years and are subject to the achievement of certain performance-based criteria. The restricted stock granted vests over a three year period conditioned on continued employment.

Stock Options

  Stock options, stock appreciation rights and restricted shares are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company's compensation policy. During 2000, the Company did not grant options to the executive officers.

Chief Executive Officer Compensation

  Mr. Whetsell's base salary as Chairman of the Board and Chief Executive Officer of the Company for 2000 was $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which is comparable to compensation for other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. Mr. Whetsell's compensation for 2001 will be $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which will continue to be comparable with other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee.

Tax Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code, generally limits the deductibility on the Company's tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the Compensation Committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.

                                          The Compensation Committee

                                          Kent R. Hance
                                          James B. McCurry

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG, LLP ("KPMG"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2001.

  The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG to serve as our independent auditors for 2001, subject to the approval of our stockholders. KPMG has been the independent auditors of the Company since the merger of CapStar and American General Hospitality and was the independent auditors of CapStar prior to the merger. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

  The following fees were paid to KPMG, our independent accountants, for the year ended December 31, 2000:

   Audit Fees                            $255,000

   Financial information systems design
         And implementation fees             $-0-

   All other fees                        $143,974
                                         ========

           Total Fees:                   $398,974

  The Audit Committee evaluates and considers whether any financial information systems design and implementation services and other non-audit services provided by KPMG, LLP to the Company are compatible with maintaining KPMG LLP's independence pursuant to Independence Standards Board Standard No. 1.

Required Vote

  The approval of the ratification of the appointment of the independent auditors requires an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

  Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In performing these responsibilities, the Audit Committee necessarily relies on the work and assurances of the Company's management and the independent accountants.

  In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

  Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          The Audit Committee

                                          S. Kirk Kinsell
                                          James B. McCurry
                                          James R. Worns

  A copy of the charter is attached to this Proxy Statement as Annex 2.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative annual return of the Common Stock since August 3, 1998, with the cumulative total return of the New York Stock Exchange Market Value Index ("NYSE Market Index") and the Company's peer group (the "Peer Group") index over the same period, assuming an initial investment of $100 on August 3, 1998, with all dividends reinvested. The Peer Group consists of Hilton Hotels Corporation, Marriott International Inc., Starwood Hotels & Resorts, Prime Hospitality Corp. and Interstate Hotels Corporation. The Company believes that the Peer Group represents the Company's principal competitors in the hotel ownership and management segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded Companies whose market capitalizations and principal lines of business are comparable to those of the Company.

                                              FISCAL YEAR ENDING
                              ------------------------------------------------
COMPANY/INDEX MARKET          7/31/1998   12/31/1998   12/31/1999   12/29/2000
Meristar Hotel                  100.00        87.50       118.75        87.50
Customer Selected Stock List    100.00        74.57        68.14        92.99
NYSE Market Index               100.00       106.53       116.65       119.43

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership Interests in Certain Managed Hotels

  As of December 31, 2000, Mr. Whetsell and corporations owned by him own, directly or indirectly, minority equity interests in two hotels which the Company manages. Mr. Whetsell exercises management control over the entities that own the above mentioned interests in these hotels. Except as described below, such interests were acquired prior to the formation of CapStar Hotel Company, the Company's predecessor. For the year ended December 31, 2000, the Company received approximately $204,422 in management fees from the Affiliated Hotels.

Stock Ownership

  Daniel L. Doctoroff, a director of the Company, is a principal stockholder of Oak Hill Capital Partners, L.P. which is an affiliate of Keystone, Inc., a principal stockholder of the Company. See "Principal Stockholders."

Relationships among Officers and Directors

  Mr. Whetsell is an executive officer, director and security holder and Mr. Jorns is a director and stockholder of MeriStar Hospitality Corporation, the owner of 105 hotels managed by the Company.

Purchase of Promissory Notes

  A partnership indirectly controlled by Mr. Whetsell sold promissory notes due from the owners of two properties managed by the Company to the Company on March 11, 1999 in exchange for $343,650 which represented the current balance due under the promissory notes. One of the promissory notes was paid in full to the Company during January 2000.

Sale of Partnership Units

  On December 31, 1999, the Company sold three partnership units in a partnership which owns a hotel managed by the Company to a partnership indirectly controlled by Mr. Whetsell. The three units were sold for $145,500 which was the fair market value of the units at the time of sale.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 12, 2001 by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a stockholder, (iii) each of the Named Executive Officers, and
(iv) all directors and executive officers as a group.

                                                 Shares Beneficially Owned
                                                 ------------------------------
Name & Address of Beneficial Owner                  Number        Percentage
----------------------------------               --------------- --------------
Keystone, Inc. (1)..............................       6,511,629          17.5%
Wellington Management Company, LLP (2)..........       3,544,000           9.5
Franklin Resources, Inc. (3)....................       2,109,200           5.7
FMR Corp. (4)...................................       2,038,300           5.5
First Capital Alliance, LLP (5).................       2,122,333           5.7
James A. Calder (6).............................          94,431             *
Daniel L. Doctoroff (7).........................          99,874             *
Kent R. Hance(8)................................          27,117             *
Steven D. Jorns(9)..............................       1,242,264           3.3
S. Kirk Kinsell(8)..............................           6,667             *
David E. McCaslin(10)...........................         317,228             *
James B McCurry(8)..............................           2,500             *
John Emery(11)..................................         217,355             *
Paul W. Whetsell(12)............................         824,986           2.2
James R. Worms(8)...............................          46,904             *
Executive officers and directors as a group (10
 persons).......................................       2,879,326           7.7

--------
* Represents less than 1% of the class.
(1) Beneficial ownership information is based on the Schedule 13D/A filed by Keystone, Inc., Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Cherwell Investors, Inc., Group 31,

     Inc., MHX Investors, L.P., Arbor REIT, L.P., FW Hospitality, L.P., Capital Partnership, J. Taylor Crandall and Robert M. Bass (all located at 201 Main Street, Suite 3100, Fort Worth, Texas 76012) and MC Investment Corporation, Penobscot Partners, L.P., and PTJ Merchant Banking Partners, L.P. (all located at 65 E. 55th Street, New York, New York 10022), filed on December 19, 2000.
 (2) Beneficial ownership information is based on the Schedule 13G/A filed by Wellington Management Company, LLP (located at 75 State Street, Boston Massachusetts 02109), filed on February 13, 2001.
 (3) Beneficial ownership information is based on Schedule 13G/A jointly filed by Franklin Advisers, Inc., Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at 777 Mariners Island Boulevard, San Mateo, California 94404), dated February 2, 2001.
 (4) Beneficial ownership information is based on a Schedule 13G/A jointly filed by Edward C. Johnson, Abigail P. Johnson and Fidelity Management & Research Company (all located at 82 Devonshire Street, Boston, Massachusetts 02109) dated February 14, 2001.
 (5) Beneficial ownership information is based on Schedule 13G filed by First Capital Alliance Limited Partnership, First Capital Alliance, LLC, Richard Newman and Henry Chu (all located at 440 S. LaSalle Street, Suite 1614, Chicago, Illinois 60605) dated February 1, 2001.
 (6) Includes 84,167 shares of Common Stock subject to vested options.
 (7) Mr. Doctoroff's beneficial holdings include 21,667 shares of common stock that have vested under options granted.
 (8) Includes 6,667 shares of common stock subject to vested options.
 (9) Includes 168,334 shares of common stock subject to vested options.
(10) Includes 229,167 shares of common stock subject to vested options.
(11) Includes 151,355 shares of common stock subject to vested options.
(12) Includes (i) 216,667 shares of Common Stock subject to vested options and
     (ii) shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

  Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 2000.

                                 MISCELLANEOUS

Proxy Solicitation

  The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000 is being forwarded to each stockholder with this Proxy Statement.

Stockholder's Proposals for Next Annual Meeting

  If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: Christopher L. Bennett, Secretary, between 60 and 90 days before the Annual Meeting of Shareholders in 2002. In addition, any stockholder intending to present a proposal for consideration at the next Annual Meeting of Stockholders must also comply with certain provisions of the Company's current Certificate of Incorporation and By-Laws.

Other Matters

  The Board does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.


                                          /s/ Christopher L. Bennett
                                          -----------------------------------
                                          Christopher L. Bennett
                                          Secretary

April    , 2001

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CHRISTOPHER L. BENNETT, SECRETARY, MERISTAR HOTELS & RESORTS, INC., 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

                                    ANNEX 1
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MERISTAR HOTELS & RESORTS, INC.

                               ----------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                               ----------------

  MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

  FIRST: Article X of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                      OWNERSHIP AND TRANSFER RESTRICTIONS

A. Definitions.

  For the purposes of this Article the following terms shall have the following meanings:

    "Beneficial Ownership" shall mean ownership of Shares or MeriStar REIT Equity Stock, as applicable, by a Person either directly or under the constructive ownership rules of section 318(a) of the Code, as modified by section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

    "Charitable Beneficiary" shall mean an organization or organizations described in sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Covered Person" shall mean (i) a Person, who or which (ii) Beneficially Owns both outstanding shares of MeriStar REIT Equity Stock and Shares; provided that (A) during such time as the MeriStar REIT Common Stock is regularly traded, within the meaning of section 856(d)(3) of the Code, on the Exchange, clause (ii) of this definition shall be applied in the case of MeriStar REIT Common Stock by including only Persons who Beneficially Own outstanding shares of MeriStar REIT Common Stock in excess of 5% of the total outstanding shares of MeriStar REIT Common Stock and (B) during such time as the Common Stock of the Corporation is regularly traded, within the meaning of section 856(d)(3) of the Code, on the Exchange, clause (ii) of this definition shall be applied in the case of Common Stock of the Corporation by including only Persons who Beneficially Own outstanding shares of such Common Stock in excess of 5% of the total outstanding shares of Common Stock of the Corporation. A Person shall also be treated as a Covered Person if such Person does not Beneficially Own any Shares, but a Transfer or attempted Transfer of Shares to such Person would have been prohibited by this Article if such Person had already owned any Shares.

    "Excess Shares" shall mean Shares resulting from an event described in Section C of this Article.

    "Excess Share Trust" shall mean the trust created pursuant to Section C and Section K of this Article.

    "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

    "Exchange" shall mean the New York Stock Exchange.

    "Fair Market Value" shall mean the last reported sales price on the Exchange for Shares of the relevant class or series on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price for such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board.

    "MeriStar REIT Common Stock" shall mean all outstanding shares of common stock, par value $.01 per share, of MeriStar Hospitality Corporation, including such shares that are held as Shares-in-Trust in accordance with
  Article V of the charter of MeriStar Hospitality Corporation (or any successor provision of such charter).

    "MeriStar REIT Equity Stock" shall mean all outstanding shares of stock of MeriStar Hospitality Corporation, including, without limitation, MeriStar REIT Common Stock, and shall include shares of stock of MeriStar Hospitality Corporation that are held as Shares-in-Trust in accordance with
  Article V of the charter of MeriStar Hospitality Corporation (or any successor provision of such charter).

    "Ownership Limit" shall mean 35%, of either (i) the total combined voting power of all outstanding Shares entitled to vote or (ii) the total outstanding Shares. The number and voting power of the outstanding Shares of any class or series of the Corporation shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

    "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

    "Purported Beneficial Transferee" shall mean, with respect to any Excess Shares, the Person who would have been the beneficial holder of the Shares, if the Shares had not been transferred to the Excess Share Trust.

    "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the Person who would have been the record holder of the Shares, if the Shares had not been transferred to the Excess Share Trust.

    "REIT" shall mean a real estate investment trust under section 856 of the Code.

    "Restriction Termination Date" shall mean such date as may be determined by the Board as the date on which the ownership and transfer restrictions set forth in this Article should cease to apply; provided that such date may not be prior to the date on which MeriStar Hospitality Corporation makes a public announcement that neither MeriStar Hospitality Corporation nor any affiliate of MeriStar Hospitality Corporation that, directly or indirectly, has in effect any management agreement or other similar service contract pursuant to which the Corporation or any affiliate of the Corporation manages or operates any lodging or related facility of MeriStar Hospitality Corporation or any of its affiliates, intends to qualify as a REIT.

    "Shares" shall mean the shares of the Corporation as may be authorized and issued from time to time pursuant to Article IV.

    "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

B. Ownership Limitation.

  Subject to Clause 3 of this Section B, on any date prior to the Restriction Termination Date, one or more Covered Persons who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock may not Beneficially Own Shares in excess of the Ownership Limit;

  Subject to Clause 3 of this Section B, until the Restriction Termination Date, any Transfer that, if effective, would result in one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares that would otherwise be Beneficially Owned by any Covered Person or Persons as a result of such Transfer and would result in one or more Covered Persons Beneficially Owning Shares in excess of the Ownership Limit and the intended transferee or transferees shall acquire no rights in such Shares; and

  Nothing contained in this Article shall preclude the settlement of any transaction entered into through the facilities of the Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article.

C. Excess Shares.

  If, notwithstanding the other provisions contained in this Article, at any time prior to the Restriction Termination Date, there is a purported Transfer such that one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, would Beneficially Own Shares in excess of the Ownership Limit (a "Prohibited Transfer"), then Shares Beneficially Owned by the Covered Person or Persons who or which would otherwise be the Beneficial Owner of Shares as a result of the Prohibited Transfer shall be automatically designated as Excess Shares (without reclassification) until no one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, Beneficially Own Shares in excess of the Ownership Limit. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after designation of such Shares owned directly by a Covered Person as Excess Shares, one or more Covered Persons still Beneficially Own Shares in excess of the Ownership Limit, Shares Beneficially Owned by such Covered Person constructively as a result of the Prohibited Transfer shall be designated as Excess Shares until no one or more Covered Person or Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, Beneficially Own Shares in excess of the Ownership Limit. Where a Covered Person Beneficially Owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

  If, at any time prior to the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs as a result of which one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, would Beneficially Own Shares in excess of the Ownership Limit (a "Prohibited Event"), then Shares Beneficially Owned by each such Covered Person who or which would be otherwise the

Beneficial Owner of Shares as a result of the Prohibited Event shall be automatically designated as Excess Shares to the extent necessary to eliminate such excess ownership. The designation of Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are designated as Excess Shares, Shares Beneficially Owned by any Covered Person who caused the Event to occur shall be designated as Excess Shares before any Shares not so held are designated. Where several similarly situated Covered Persons exist, the designation of Shares as Excess Shares shall be pro rata. If Shares held by any Covered Person are required to be designated as Excess Shares pursuant to this Clause 2 of this Section C of this Article, Shares beneficially held by such Covered Person shall first be designated before Shares Beneficially Owned constructively are designated. Where such Covered Person Beneficially Owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

  D. Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section B of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of Section B of this Article, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section B of this Article shall automatically result in the designation and treatment described in Section C of this Article, irrespective of any action (or non-action) by the Board.

  E. Notice to Corporation. Any Person who acquires or attempts to acquire Shares in violation of Section B of this Article, or any Covered Person who is a transferee such that Excess Shares result under Section C of this Article, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice, to the Corporation of such event. Such Person shall also provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT and shall execute and deliver such instruments and provide such further cooperation and assistance as the Board deems advisable to preserve the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT.

  F. Information for Corporation. Until the Restriction Termination Date, each Covered Person who is a Beneficial Owner of Shares and each Covered Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to the status of MeriStar Hospitality Corporation or any of its affiliates as a REIT, to determine the status of MeriStar Hospitality Corporation or any of its affiliates as a REIT, or to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  G. Other Action by Board. Subject to Section B of this Article, nothing contained in this Article shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT.

  H. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section A, the Board shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it. In the event this Article requires or permits an action by the Board and the Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article.

  I. Legend. Each certificate for Shares shall bear substantially the following legend:

    The securities represented by this certificate are subject to restrictions on ownership and transfer. This description is a summary only, and is qualified in its entirety by reference to the full transfer restrictions in the Certificate of Incorporation of MeriStar Hotels & Resorts, Inc. (the "Corporation"), a copy of which will be supplied free of charge at any stockholder's request. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, one or more Covered Persons, who or which Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock, may not Beneficially Own outstanding shares of the Corporation in excess of 35% of either (i) the total combined voting power of all outstanding shares entitled to vote or (ii) the total outstanding shares of the Corporation. Any Person who attempts or proposes to, alone or in combination with other Persons, Beneficially Own shares of the Corporation that would result in a violation of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms not defined in this legend have the meanings defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

  J. Severability. If any provision of this Article or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

  K. Transfer of Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section C of this Article, such Excess Shares shall be automatically transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary, if one does not already exist, within five days of the discovery of any designation of any Excess Shares; however, the failure to so name a Charitable Beneficiary shall not affect the designation of Shares as Excess Shares or the transfer thereof to the Excess Share Trustee. Excess Shares so held in trust shall be issued and outstanding Shares. The Purported Record Transferee shall have no rights in such Excess Shares except as expressly provided in this Article.

  L. Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up and (2) the price paid by the Purported Record Transferee for the Excess Shares, or if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust. Any such dividend or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been designated as Excess Shares shall be repaid, upon demand, to the Excess Share Trust for the benefit of the Charitable Beneficiary.

  M. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

  Notwithstanding the provisions of this Article, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

  N. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section N. At the direction of the Board, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person or Persons whose ownership of such Shares will not violate the Ownership Limit. If such a transfer is made to such a Person or Persons, the interest of the Charitable Beneficiary shall terminate and the designation of such Shares as Excess Shares shall thereupon cease. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust, and (2) the price received by the Excess Share Trust from the sale or other disposition of the Excess Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. The Excess Share Trustee shall be under no obligation to obtain the highest possible price for the Excess Shares. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section O. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

  If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in trust and to hold such Excess Shares on behalf of the Corporation.

  O. Call by Corporation on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price equal to the lesser of (a) the price paid by the Purported Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust and (b) the Fair Market Value of the Excess Shares on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the purported Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a purported Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such purported Transfer pursuant to Section E of this Article, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section N of this Article. Unless the Board determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than the date five years after the date the Corporation accepts the offer to purchase the Excess Shares. The Corporation shall pay interest at the applicable federal rate under section 1274(d) of the Code, or any successor provision, to the Purported Record Transferee.

  P. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that
(i) the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares and (ii) the underwriter, alone or in combination with one or more other Covered Persons, does not Beneficially Own outstanding shares of MeriStar REIT Equity Stock in excess of 34.9% of the total outstanding shares of MeriStar REIT Equity Stock.

  Q. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article.

  R. Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

  S. Amendment. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws, the provisions of this Article shall not be amended, altered, changed or repealed without the affirmative vote of all of the directors of the Corporation who are not officers or employees of the Corporation or any affiliate of the Corporation."

  SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, MeriStar Hotels & Resorts, Inc. has caused this
certificate to be duly executed in its corporate name this day of      , 2001.

                                          MERISTAR HOTELS & RESORTS, INC.

                                          By: /s/ Christopher L. Bennett
                                              ---------------------------------
                                              Name: Christopher L. Bennett
                                              Title: Vice President, Legal and
                                              Secretary

                                    ANNEX 2
                            AUDIT COMMITTEE CHARTER

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of the internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

  . Report to the Board of Directors.

  . Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

  . Review areas of potential significant risk to the Company.

  . Monitor compliance with legal and regulatory requirements.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirement of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and/or the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the SEC regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Inquire of management and the independent auditors about significant financial reporting risks or exposures and consider steps management has taken to minimize such risks. Review significant findings prepared by the independent auditors together with management's responses.

  4. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 on a quarterly basis. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  5. Review the policies and procedures in effect for the review of officers' expenses and perquisites.

Independent Auditors

  6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  7. Approve the fees and other significant compensation to be paid to the independent auditors.

  8. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  9. Review the independent auditors' audit plan--discuss scope, reliance upon management, and general audit approach.

  10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

  11. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

  12. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

  13. Review the activities, organizational structure and qualifications of the internal audit function.

  14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquires received from regulators or governmental agencies.

Other Audit Committee Responsibilities

  15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                     PROXY

                         MERISTAR HOTELS & RESORTS, INC.
                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of MeriStar Hotels & Resorts, Inc, a Delaware corporation (the "Company") hereby appoints Paul W. Whetsell and Christopher L. Bennett, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Hilton Crystal City at National Airport, 2399 Jefferson Davis Highway, Arlington, Virginia 22202, June 14, 2001, at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast for each of the nominees for director and for each of the other proposals as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment of postponement thereof. The Board of Directors has no reason to believe that any nominee will be unable to serve if reelected. In the event any nominee is unable to serve or for good cause will not serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

 PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE
   ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          CONTINUED AND TO BE SIGNED
                       ON REVERSE SIDE. SEE REVERSE SIDE

The Board of Directors recommends votes "FOR ALL NOMINEES" and "FOR" each other proposal, all as more fully set forth in the accompanying Proxy Statement.


[X] Please mark votes as in this example.

(1) Re-election as directors of the Company                  FOR                          WITHHOLD VOTE
of Steven D. Jorns and Daniel Doctoroff                   ALL NOMINEES                  FOR ALL NOMINEES
to serve three-year terms expiring at the                     [_]                               [_]
Annual Meeting in 2004.

                                                                                     (To withhold voting for any
                                                                                     individual nominee, mark here [_]
                                                                                     and strike through the name of
                                                                                     such nominee to the left).

(2) Ratifying the amendment of the MeriStar          FOR [_]                         AGAINST [_]                        ABSTAIN [_]
Hotels & Resorts, Inc. Non-Employee Director's
Plan (the "Directors Plan") to increase the
maximum number of shares of Common Stock
that may be issued pursuant to awards granted
under the Directors Plan from 125,000 to
500,000 shares.

(4) Amending the Company's charter to prohibit       FOR [_]                         AGAINST [_]                        ABSTAIN [_]
the ownership of more than 35 % of the Company's
Common Stock (based either on voting power or
total outstanding shares) by one or more
persons who directly or indirectly own more than
34.9% of the outstanding shares of Common Stock
of MeriStar Hospitality Corporation.

(5) Ratifying the appointment of KPMG LLP            FOR [_]                         AGAINST [_]                        ABSTAIN [_]
as independent auditors for the Company
for the fiscal year ending December 31, 2001.

(6) To vote and otherwise represent the              FOR [_]                         AGAINST [_]                        ABSTAIN [_]
undersigned on any other matter that may
properly come before the meeting or any
adjournment or postponement thereof in
the discretion of the Proxies

[_]  CHECK HERE ONLY IF YOU PLAN TO
  ATTEND THE MEETING IN PERSON.

                                         Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         Executors, administrators, trustees,
                                         guardians or other fiduciaries should
                                         give full title as such. If signing for
                                         a corporation or other entity, please
                                         sign in full entity name by a duly
                                         authorized officer.

                                         Dated:  _______________, 2001


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.   ___________________________
                                                 (SIGNATURE)

                                                 ___________________________
                                                 (SIGNATURE)